Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 5, 2026, relating to the financial statements of Apeiron Acquisition Vehicle I as of December 31, 2025 and for the period from July 18, 2025 (inception) through December 31, 2025 which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 5, 2026